SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in the Sub-Item 77M, related to the August 16, 2013 transaction involving MFS High Yield Portfolio, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-188269), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2013, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.

A copy of the agreement and other documents relevant to the information sought in the Sub-Item 77M, related to the August 16, 2013 transaction involving MFS Strategic Income Portfolio, are contained in the Trust's Registration Statement on Form N-14 (File No. 333-188267), as filed with the Securities and Exchange Commission via EDGAR on May 1, 2013, under Rule 488 under the Securities Act of 1933. Such documents are incorporated herein by reference.